RESPITE AGREEMENT AND AMENDMENT OF LOAN AGREEMENT

This Respite Agreement and Amendment of Loan Agreement, dated effective as of

February 18, 2009, (this "Respite Agreement") is entered into by and among Aurelio Resource Corporation, a Nevada corporation (the "Lender" or "ARC"), AIEX Corporation, a Colorado corporation ("AIEX"), and Telifonda (Cayman) Ltd, a Cayman Island corporation, (the "Company" or "Telifonda").

RECITALS

A. Lender and the Company have entered into a Stock Purchase Agreement dated September 30, 2008, as amended on November 17, 2008 (the "Stock Purchase Agreement"). In connection with the Stock Purchase Agreement, Telifonda agreed to provide to the Lender (or its subsidiary, AIEC, Inc.) a loan in the principal amount of US$1,450,000 (the "AIEX Loan Amount"), repayable in accordance with the terms of a Loan Agreement dated February 19, 2008 between Telifonda and AIEX, (the "AIEX Loan Agreement"), as that agreement is further described in Section 2(b)(ii) of the Stock Purchase Agreement, as amended.

B. Simultaneous with the closing under the Stock Purchase Agreement, Company agreed to purchase a Net Smelter Royalty from Minera Milenium S.A. de C.V, a Mexican corporation ("Minera") and a subsidiary of Lender, (the "Minera NSR"), for a purchase price of US$50,000 (the "Minera Amount"), all pursuant to a Net Smelter Return Royalty Agreement (as that agreement has been amended) between Minera and the Company (the "Minera NSR Royalty Agreement.

C. Also simultaneous with the closing under the Stock Purchase Agreement, in accordance with Section 2(e) of the Stock Purchase Agreement as amended, the company agreed to reimburse certain expenditures made by the Lender which the parties to this Respite Agreement have now agreed equals US$265,522 (the "Reimbursement Amount").

D. The parties hereto have agreed that the above payments to be made by Company to ARC or its designee shall be made pursuant to this Respite Agreement, as the terms of those payments may be modified by the terms hereof..

E. All capitalized terms used in this Respite Agreement and not otherwise defined have the meanings given in the Stock Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of (i) a reduction in the interest rate under the AIEX Loan Agreement as et forth in Section 1(b) of this Respite Agreement, (ii) an agreement by the parties hereto to delay the obligation of Lender to deliver the Minera NSR Agreement until full payment and satisfaction by Company of its obligations under this Loan Agreement, and (iii) of the representations, warranties, agreements and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Respite of Payment; Interest and Payment.

(a) Respite of Payment. In reliance upon the representations, warranties and covenants of the parties set forth herein, on the date hereof, Lender grants to the Company a respite of payment of the AIEX Loan Amount, the Minera Amount and the Reimbursement amount in the aggregate amount of US$1,765,522 (the "Respite Amount") until the dates set forth in Section 1(e) of this Respite Agreement, which Respite Amount shall be evidenced by the respite note (the "Respite Note"), in the form annexed hereto as Exhibit A, delivered by the Company to Lender.

(b) Amendment of AIEX Loan Agreement. Section 1(c) of the AIEX Loan Agreement is hereby amended by deleting such Section 1(c) in its entirety and inserting the following in place thereof:

Interest. Interest on the principal balance of the Loan Note shall be payable at the rate of (i) One Year LIBOR plus 3% per annum, commencing on the Commercial Production Date (as such term is defined below), (ii) One Year LIBOR plus 9% per annum commencing on the occurrence of, and during the continuance of, any Default described in Section 2 of the Loan Note.

(c) Terms of the Respite Note. The terms and conditions of the Respite Note are set forth in Exhibit A attached hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit A attached hereto

(d) Interest. Interest on the principal balance of the Respite Note shall be payable at the rate of (i) One Year LIBOR per annum, commencing on the date hereof, (ii) One Year LIBOR plus 9% per annum commencing on the occurrence of, and during the continuance of, any Default described in Section 2 of the Respite Note.

(e) Payment of Amounts Outstanding Under the Respite Note. The Reimbursement Amount plus all accrued and unpaid interest thereon shall be due and payable no later than May 31, 2009. The AIEX Loan Amount and the Minera Amount plus all accrued and unpaid interest thereon and the balance of any other unpaid amounts payable under the Respite Note, shall be due and payable no later than December 31, 2009. Lender understands and acknowledges that the payment of the AIEX Loan Amount is only a loan of the Company to AIEX in accordance with the AIEX Loan Agreement and will be subject to repayment by AIEX as agreed in such AIEX Loan Agreement. The Company shall have the right to offset from the Respite Amount any amounts owed to it by the Lender at the time of its payment obligations.

(e) Rights upon Default. If the Company fails to make payments owed under Section 1(d) of this Respite Agreement or the Respite Note, then the Lender or its designee shall, in addition to all rights and other remedies it may have under the Respite Note and elsewhere in this Respite Agreement, have no obligation to deliver the Minera NSR Agreement to the Company, and the Company agrees to waive any rights it may have to pursue collection of any royalties pursuant thereto. The election by the Lender or its designee not to deliver said Minera NSR Agreement to the Company shall in no manner be deemed as a waiver of its rights to receive the Minera Amount or to request enforcement of the AIEX Loan Agreement, and shall not be deemed as an offset to any damages it may be entitled to under said agreements.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender that the statements contained in the following paragraphs of this Section 2 are all true and correct in all material respects as of the time of the execution and issuance of the Respite Note, and shall continue to be true and correct in all material respects until payment and satisfaction in full of Respite Amount, except as contemplated by the Stock Purchase Agreement:

(a) Organization and Standing: Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.

(b) Corporate Power. The Company has all requisite corporate power to enter into, execute and deliver this Respite Agreement and the Respite Note. This Respite Agreement and the Respite Note are valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

(c) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the execution and delivery of this Respite Agreement and the Respite Note and the performance of the Company's obligations hereunder have been taken.

(d) Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Respite Agreement and the Respite Note.

(e) Litigation. To the Knowledge of the Company, (i) there is no action, suit, proceeding or arbitration ("Action"), claim or investigation currently pending or threatened, against the Company, its activities, properties or assets, or against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with or actions taken on behalf of the Company, (ii) the Company is not a party to or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality, and (iii) there is no Action or claim by the Company currently pending or which the Company intends to initiate.

3. Representations and Warranties by the Lender. The Lender represents and warrants to the Company as of the time of the Company's execution and issuance of the Respite Note and until such time as Loan is paid and satisfied in full, as follows:

(a) The Respite Note will be acquired for the Lender's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

(b) The Lender understands that the Respite Note has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that the Company has no present intention of registering the Respite Note, that the Lender may be required to hold the Respite Note indefinitely, and that Lender must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

(c) The Lender (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act or has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Respite Note; (ii) has the ability to bear the economic risks of the loans evidenced hereby and by the Respite Note, including a complete loss of principal amounts payable pursuant to the Respite Note; and (iii) has not been offered the Respite Note by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

(d) The Lender has the full right, power and authority to enter into and perform its obligations under this Respite Agreement, and this Respite Agreement constitutes a valid and binding obligation of the Lender enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors rights and rules or laws concerning equitable remedies.

(e) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Lender is required in connection with the valid execution and delivery of this Respite Agreement.

4. Certain Definitions.

"Action" shall have the meaning set forth in Section 2(e) of this Respite Agreement.

"Claim" means any claim, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal or administrative.

"Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through an agreement or otherwise.

"Person" means any corporation, partnership, joint venture, organization, entity, Authority or natural person.

"Respite Note" shall have the meaning set forth in Section 1(a) of this Respite Agreement.

"Securities Act" shall have the meaning set forth in Section 3(a) of this Respite Agreement.

5. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Respite Agreement may be amended or modified only upon the written consent of the Lender and the Company or, if applicable, waived in writing by the affected party.

(b) Governing Law. This Respite Agreement and all actions arising out of or in connection with this Respite Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflicts of law provisions of the State of Colorado or of any other state.

(c) Entire Agreement. This Respite Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(d) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed and sent (a) if to the Lender, at the address or facsimile number of the Lender found on the signature page hereof, or at such other address or number as the Lender shall have furnished to the Company in writing, or (b) if to the Company, at the address or facsimile number of the Company found on the signature page hereof, or at such other address or number as the Company shall have furnished to the Lender in writing. Notice shall be deemed given on the date of delivery, in the case of delivery by facsimile, or on the delivery or refusal date, as specified on the return receipt in the case of certified mail or on the tracking report in the case of overnight courier.

(e) Validity. If any provision of this Respite Agreement or the Respite Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f) Counterparts. This Respite Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

(g) Expenses. The Company and Lender shall each bear separately the expenses incurred by them, respectively, with respect to the preparation of this Respite Agreement, the Respite Note and all related documentation, and the consummation of the transactions contemplated hereby, including without limitation, all legal fees and expenses.

(h) Construction. The parties and their respective counsel have reviewed this Respite Agreement in its entirety and acknowledge that each has had a full opportunity to negotiate the terms of this Respite Agreement and to receive counsel on its provisions. Therefore, the parties waive any and all applicable common law and statutory rules of construction that any provision of this Respite Agreement should be construed against the drafter of this Respite Agreement, and agree and affirm that this Respite Agreement and all provisions hereof shall in all cases be construed as a whole, according to the fair meaning of the language used.

(i) Ratification. Other than as specifically modified by this Respite Agreement, the Stock Purchase Agreement, as previously amended, is hereby reaffirmed in its entirety by the parties and shall continue in full force and effect.

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SIGNATURE PAGE FOLLOWS

The parties have caused this Respite Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

Telifonda (Cayman) Ltd.

By:

Name:

Title:

Address:

Facsimile:

Aurelio Resource Corporation

By:

Name:

Title:

Address:

Facsimile:

AIEX Corporation

By:

Name:

Title:

Address:

Facsimile:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE BLUE SKY LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNDER SAID ACT AND COMPLIANCE WITH THE REQUIREMENTS OF ANY APPLICABLE BLUE SKY LAWS OR AN EXEMPTION THEREFROM.

RESPITE NOTE

$1,765,522 February 18, 2009

FOR VALUE RECEIVED, Telifonda (Cayman) Ltd., a Cayman Island corporation, together with its successors, (the "Company"), promises to pay to the order of Aurelio Resource Corporation, a Nevada corporation or its designees (together with its successors and designees, the "Holder"), the principal amount of One Million Seven Hundred Sixty Five Thousand Five Hundred and Twenty Two and 00/100 Dollars (US $1,765,522) on the Maturity Dates (as such term is defined below) or, if such day is not a business day, on the next succeeding business day.

This Note is issued to the Holder pursuant to terms of that certain Respite Agreement, dated as of February 18, 2009 (as amended or modified, the "Respite Agreement"), between the Company and the Holder.

This Note shall bear interest on the principal balance at the rate of (a) One Year LIBOR commencing on the date hereof and (b) One Year LIBOR plus 9% per annum commencing on the occurrence of, and during the continuance of, any Default described in Section 2 of this Respite Note.

Except as provided in Section 3 below, an initial principal payment tranche of US$265,522 plus all accrued and unpaid interest thereon will be payable no later than May 31, 2009, and the balance of the principal together with all accrued and unpaid interest and other amounts payable hereunder shall be due and payable no later than December 31, 2009 (such later date, the "Maturity Dates"), provided, however, that an amount of US$1,450,000 of the principal amount of this Respite Note will be made as a loan of the Company to AIEX Corporation in accordance with the AIEX Loan Agreement and will be subject to repayment by AIEX Corporation as agreed in such AIEX Loan Agreement and further provided that the Company shall have the right to offset from the principal amount any amounts owed to it by the Holder at the time of its payment obligations under this Respite Note.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Respite Agreement. As used in this Note, the following capitalized terms have the following meanings:

"Business Day" shall mean any day other than a day on which commercial banks in New York are authorized or required by law to close.

"Obligations" shall mean all principal and other amounts due hereunder.

2. Events of Default. The occurrence of any of the following shall constitute a "Default" under this Note:

(a) Failure to Pay. The Company shall fail to pay (i) any principal payment on the Maturity Dates or (ii) any other payment required under the terms of this Note on the date due and any such payment shall not have been made within three (3) Business Days after the Company's receipt of Holder's written notice to the Company of such failure to pay; or

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) prepare to apply for, apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) prepare to make or make a general assignment for the benefit of its or any of its creditors, (iv) prepare to be, or be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) prepare to commence or commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days after commencement.

(d) Breach of Respite Agreement/Inaccuracy of Representations. The Company shall fail to perform any covenant under the Respite Agreement in a timely manner and (other than with respect to failures described in subsection 2(a) above) such failure shall continue for thirty (30) days after the Company's receipt of Holder's written notice to the Company of such failure, or any representation or warranty of the Company hereunder shall be inaccurate in any material respect when made.

3. Rights of Parties Upon Default.

(a) Holder. Upon the occurrence or existence of any Default and at any time thereafter during the continuance of such Default, Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Default hereunder that is continuing, the Holder, in addition to the remedies described in the Respite Agreement, may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

(b) The Company. If Holder exercises its rights under Section 3(a), immediately and without any further action by any party, the Net Smelter Return Royalty Agreement of even date herewith, between Minera Milennium S.A. de C.V., a corporation duly organized under the laws of the Republic of Mexico ("Minera") and the Company (the "Minera NSR Agreement") will be deemed terminated, provided however that such termination shall not be deemed as a waiver of Holder's right to receive the Minera Amount.

4. Prepayment. Prepayment of all or any part of the principal of this Note is permitted at any time.

5. Attorneys' Fees and Costs. If Company fails to pay this Note when due, the Company shall pay the Holder on demand any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting the Company) taken to protect, enforce, determine or assert any right or remedy under this Note and the Respite Agreement, if the Holder is the prevailing party in such action or proceeding.

6. Successors and Assigns. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties. Notwithstanding anything herein to the contrary set forth in this Note or in the Respite Agreement, neither the Company nor the Holder shall assign its respective rights and obligations arising under or in connection with this Note to any Person by operation of law or otherwise, in whole or in part, without the prior written consent of the other party; provided however, that the Holder may assign this Note to an affiliate of the Holder upon prior written notice to the Company.

7. Waiver and Amendment. Any provision of this Note may be amended or modified only upon the written consent of both the Company and the Holder, or if applicable, waived in writing by the affected party. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon the Company, Holder and each transferee of this Note.

8. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth on the signature pages to the Respite Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall be deemed given on the date of delivery in the case of delivery by facsimile, or on the delivery or refusal date, as specified on the return receipt in the case of certified mail or on the tracking report in the case of overnight courier.

9. Payment. Payment shall be made in lawful tender of the United States.

10. Waivers. The Company hereby waives notice of default (except as specifically provided for in Section 2 hereof), presentment or demand for payment, protest or notice of nonpayment or dishonor relative to this instrument.

11. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflicts of law provisions of the State of Colorado or of any other state.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

Telifonda (Cayman) Ltd.

By:

Name:

Title:

Address:

Facsimile:

( ) COUNTY OF ( )

STATE OF ( ) SS.

Sworn to before me this 19th day of February, 2009 by ( ), as ( ) of Telifonda (Cayman) Ltd. .

My Commission Expires:

WITNESS MY HAND AND OFFICIAL SEAL

Notary Public

Lender acknowledges that the amount of US$1,450,000 of the principal amount will be made as a loan of the Company to AIEX Corporation in accordance with the AIEX Loan Agreement and will be subject to repayment by AIEX Corporation as agreed in such AIEX Loan Agreement and that the Company shall have the right to offset from the principal amount of this Respite note any and all amounts owed to it by the Holder at the time of its payment obligations under this Respite Note.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

Aurelio Resource Corporation

By:

Name:

Title:

Address:

Facsimile:

( ) COUNTY OF ( )

STATE OF ( ) SS.

Sworn to before me this 19th day of February, 2009 by ( ), as ( ) of Aurelio Resource Corporation.

My Commission Expires:

WITNESS MY HAND AND OFFICIAL SEAL